EXHIBIT 99.1

Boston Communications Group, Inc. Announces Delay in Filing Its Second Quarter 10-Q

Bedford, MA – August 15, 2006 - Boston Communications Group, Inc, (Nasdaq: BCGI) today announced that it will be unable to file its Quarterly Report on Form 10-Q for the second quarter ended June 30, 2006 until it has substantially completed its previously announced internal review relating to stock option grants and stock option practices.

As previously disclosed, the Staff of the Securities and Exchange Commission contacted the Company regarding an informal inquiry relating to certain option grants made between 1998 and 2002. The Board of Directors has retained outside counsel which, along with bcgi, has begun to review bcgi’s historical option grant practices from 1998 to present. The results of that review will be reported by outside counsel to a Special Committee of the Board comprised of outside directors. The review is still ongoing and the Special Committee is continuing to review these matters. Based on the investigation conducted to date, the actual measurement dates for accounting purposes for certain stock option grants during prior periods will likely differ from the recorded grant dates for such awards. As a result, the Company will likely be required to record additional non-cash charges for stock-based compensation expense related to those prior periods; however, the impact of any such compensation charges for any relevant fiscal period has not been determined. Any such charges could be material and, in such event, require restatement of the Company’s previously filed financial statements. The Company may also be required to pay additional taxes for compensation associated with certain stock options which were previously exercised and may not be able to take additional deductions associated with certain stock options in future periods.

Until the independent review is completed, bcgi will not be able to file its Form 10-Q. bcgi intends to file its Form 10-Q as soon as practicable after the independent review is completed. As a result, the Company intends to file a Form 12b-25 with the Securities and Exchange Commission stating that it will be unable to file its Form 10-Q until its review has been completed.

ABOUT THE COMPANY

bcgi delivers innovative products and services that enable mobile operators and MVNOs worldwide to differentiate their offerings and increase market penetration while reducing costs. Founded in 1988, bcgi is a leader in identifying and addressing new market needs with proven solutions, including prepaid and postpaid billing, payments and access management. For more information, visit www.bcgi.net.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding the nature and scope of the special committee’s review, expectations as to the completion and results of the review, the timing of the filing of the Company’s Form 10-Q for the period ended June 30, 2006, the possible restatement of the Company’s financial statements for prior periods and the timing and impact thereof. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Among the important factors that would cause actual results to differ materially from those indicated by such forward looking statements are potential delays in the special committee’s review of the Company’s stock option grants and stock option practices, the results of the special committee’s review, the impact, if any, of such results or findings on the financial statements of the Company, the outcome of the SEC’s inquiry into the Company’s stock option grants and any other governmental investigations, the Company’s ability to file required reports with the SEC , as well as the other factors that may affect future operating results detailed in bcgi’s Form 10-Q for the three months ended March 31, 2006 filed with the Securities and Exchange Commission.

Contact Information:

Email inquiries - investor_relations@bcgi.net

Financial Relations Board:

Joe Calabrese, Investor Inquiries (212) 827-3772